UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2005

SSA Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51330	84-1542338
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

500 W. Madison, Suite 2200, Chicago, IL 60661

(Address of principal executive offices, including zip code)

(312) 258-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 30, 2005, the compensation committee of the board of directors (the “Board”) of SSA Global Technologies, Inc. (“SSA Global”) approved the revised director compensation plan whereby each director will receive an annual salary of $75,000 paid in quarterly installments.  Of this, 25% is required to be invested in SSA Global common stock (the “Common Stock”).  In addition, the chairman of the audit and compensation committee will receive an additional $25K annually paid in quarterly installments.  Each director has the right to participate in the SSA Global Technologies, Inc. 2003 Equity Incentive Plan (the “Plan”).  Under the Plan, upon appointment, each director will receive an initial option to purchase 10,000 shares of the Common Stock at an exercise price to be determined at the time of award.  Additionally, so long as they continue to serve on the Board, each year, each director will receive additional options to purchase 2,500 shares of Common Stock under the Plan.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2005, the Board accepted the resignations of Raymond H. Wechsler and William E. Ford as directors of SSA Global.  Mr. Ford also resigned from SSA Global’s compensation committee and nominating and governance committee.  Additionally, the Board accepted the resignation of Marc McMorris from SSA Global’s audit committee, but he remains a director of SSA Global and will serve on SSA Global’s nominating and governance committee effective September 30, 2005.  To the knowledge of SSA Global, none of Messrs. Wechsler, Ford or McMorris resigned from the positions stated above due to any disagreement with SSA Global’s operations, policies or practices.

Effective September 30, 2005, the Board, with the approval of certain shareholders as required under the Restated Certificate of Incorporation of SSA Global, elected Michael Lawrie and Howard Cohen as directors of SSA Global.  Mr. Lawrie will serve on the audit committee and the compensation committee and Mr. Cohen will serve on the compensation committee of SSA Global.

There is no arrangement or understanding between either Messrs. Lawrie and Cohen and any other person pursuant to which he was selected as a director. The Board has determined that Mr. Lawrie is an “independent director” (as defined in NASD Marketplace Rules).

On September 30, 2005, SSA Global issued a press release announcing the appointment of Messrs. Lawrie and Cohen to the Board. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release issued by SSA Global Technologies, Inc. dated September 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SSA Global Technologies, Inc.

Date: September 30, 2005	/s/ Stephen P. Earhart
Stephen P. Earhart Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by SSA Global Technologies, Inc. dated September 30, 2005